                                                               EXHIBIT 10.101(2)


                           RSVIG TERMINATION AGREEMENT

                  RSVIG Termination Agreement made this 17th day of December 1999 by and between MEDIMMUNE, INC., a Delaware corporation ("MedImmune"), and WYETH - AYERST PHARMACEUTICALS, INC. ("WYETH"), a New York corporation and a wholly-owned subsidiary of AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP").

                  WHEREAS MedImmune and American Cyanamid Company entered into a RSVIG Co-Development and Co-Promotion Agreement, dated November 8, 1993, as amended October 26, 1995 (the "RSVIG Agreement"); and

                  WHEREAS American Cyanamid Company was acquired by AHP in 1994; and

                  WHEREAS the parties wish to terminate the RSVIG Agreement on the terms set forth below;

                  NOW THEREFORE, the parties hereby agree as follows:

1. Wyeth agrees to pay on the date hereof and MedImmune agrees to accept an amount equal to (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) (U.S.) in full satisfaction of all duties, obligations and responsibilities of Wyeth under the RSVIG Agreement ("Termination Payment"), subject, however, to the provisions of Paragraph 5 of this Agreement. Such Termination Payment shall be wire transferred to MedImmune's account (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) for credit to MedImmune, Inc., (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) (payment per RSVIG Termination Agreement).

2. Simultaneously with the execution of this Agreement, (a) MedImmune will execute and deliver to WYETH a release in the form attached hereto as Exhibit A; and (b) WYETH will execute and deliver to MedImmune a release in the form attached hereto as Exhibit B.

3. WYETH represents that there are no claims, demands or causes of action pending against it or any of its subsidiaries or affiliates that would entitle it to be indemnified under Article 6 of the RSVIG Agreement and, to the best of its knowledge, no such claim, demand or cause of action is threatened.

4. MedImmune represents that there are no claims, demands or causes of action pending against it or any of its subsidiaries or affiliates that would entitle it to be indemnified

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     under Article 6 of the RSVIG Agreement and, to the best of its knowledge, no such claim, demand or cause of action is threatened.

5.   The RSVIG Agreement is terminated as of the date hereof. Notwithstanding
     Section 8.2 of the RSVIG Agreement regarding survival of certain provisions of the RSVIG Agreement upon termination thereof, the parties agree that only Sections 4.2(f) (only with respect to Product (defined, for purposes of this Agreement, in the same manner as in the RSVIG Agreement) sold to the ultimate consumer prior to the date hereof), 4.4(f) (only with respect to Product sold to the ultimate consumer prior to the date hereof), Article 6 (only to the extent provided in Paragraphs 6 and 7 of this Agreement), and Sections 9.6 and 9.11 of the RSVIG Agreement shall survive termination thereof.

6. Additionally, Section 9.12 of the RSVIG Agreement shall survive termination, provided however, such Section 9.12 shall not apply in the event 1) Wyeth and/or American Home Products Corporation transfers or sells all or substantially all of its business to which the Agreement relates or
     2) of a merger or consolidation, change of control or other similar transaction involving Wyeth and/or American Home Products Corporation.

7. With respect to occurrences prior to the date hereof, Article 6 of the RSVIG Agreement shall continue in full force and effect.

8. With respect to occurrences on or after the date hereof, MedImmune shall indemnify, defend and hold harmless Wyeth, American Home Products Corporation and their respective directors, officers, agents and employees (the "Indemnified Party") from and against any and all liability, loss, damages, expenses (including attorney fees) relating to the RSVIG Agreement and/or the Product, provided MedImmune shall not be obligated to indemnify to the extent any such claims result from a material misrepresentation or willful conduct on the part of the Indemnified Party and provided, further, that the Indemnified Party has complied with the provisions of Section 6.2 of the RSVIG Agreement.

9. Termination of the RSVIG Agreement will not alter the rights or obligations of the parties with respect to the RSV MAB Termination Agreement, dated October 26, 1995, between MedImmune and American Cyanamid Company, or the RSV Vaccine Termination Agreement, dated October 26, 1995, between MedImmune and American Cyanamid Company, each of which shall remain in full force and effect.

10. The RSVIG Agreement is being terminated by mutual agreement of the parties and not as a result of a breach of the RSVIG Agreement.

11. Following the date hereof, Wyeth shall have no rights whatsoever in the Product, including but not limited to any rights to co-promote the Product or to any earnings related to the Product. Wyeth will return to MedImmune any existing stock of the


                                       2
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     Product and any marketing or other materials relating to the Product that is in its possession.

12. MedImmune and Wyeth, their representatives, agents and counsel agree to maintain the confidentiality of the terms of this Agreement, except to the extent otherwise required by law and provided that in such instances, the disclosing party shall to the fullest extent permitted by such laws, request that confidential treatment be afforded this Agreement.





                  IN WITNESS WHEREOF, this RSVIG Termination Agreement has been duly executed effective on the date first above written.



                                    MEDIMMUNE, INC.

                                    By:  /s/ Melvin D. Booth
                                    -------------------------------
                                    Name: Melvin D. Booth
                                    Title:   President




                      WYETH - AYERST PHARMACEUTICALS, INC.



                                    By:  /s/ Kevin Reilly
                                    -------------------------------
                                    Name: Kevin Reilly
                                    Title:   President



                                       3
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                                                                      EXHIBIT A

                                     RELEASE

                  WYETH - AYERST PHARMACEUTICALS, INC., a Delaware corporation ("Releasor"), in consideration of the promises, covenants and agreements set forth in the RSVIG Termination Agreement, dated December 17, 1999, entered into between Releasor and MEDIMMUNE, INC., a Delaware corporation ("Releasee"), hereby releases and discharges Releasee and its successors and assigns from any and all claims, demands, causes of action, obligations, damages, losses, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Releasor ever had, now has or claims to have against Releasee arising from or relating to the RSVIG Co-Development and Co-Promotion Agreement, dated November 8, 1993, as amended October 26, 1995, between Releasee and American Cyanamid Company, except as otherwise provided in the aforesaid RSVIG Termination Agreement.

                  IN WITNESS WHEREOF, Releasor has executed this Release on the day and year written below.



                      WYETH - AYERST PHARMACEUTICALS, INC.




                                    By:  /s/ Kevin Reilly
                                    -------------------------------
                                    Name:   Kevin Reilly
                                    Title:  President


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                                                                       EXHIBIT B

                                     RELEASE

                  MEDIMMUNE, INC., Delaware corporation ("Releasor"), in consideration of the promises, covenants and agreements set forth in the RSVIG Termination Agreement, dated December 17, 1999, entered into with WYETH - AYERST PHARMACEUTICALS, INC., a Delaware corporation ("Releasee"), hereby releases and discharges Releasee and its respective successors and assigns from any and all claims, demands, causes of action, obligations, damages, losses, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Releasor ever had, now has or claims to have against Releasee arising from or relating to the RSVIG Co-Development and Co-Promotion Agreement, dated November 8, 1993, as amended October 26, 1995, between Releasor and American Cyanamid Company, except as otherwise provided in the aforesaid RSVIG Termination Agreement.

                  IN WITNESS WHEREOF, Releasor has executed this Release on the day and year written below.

                                    MEDIMMUNE, INC.

                                    By:  /s/ Melvin D. Booth
                                    -------------------------------
                                    Name: Melvin D. Booth
                                    Title:   President